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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed registration statements File No. 333-06821 on Form S-8, File No. 333-28323 on Form S-3, File No. 333-32447 on Form S-3, File No. 333-32448 on Form S-8, and File No. 333-45973 on Form S-3.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
March 27, 1998